UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2021

Gritstone Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38663	47-4859534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5959 Horton Street, Suite 300

Emeryville, California 94608

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 871-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GRTS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On January 29, 2021 Gritstone Oncology, Inc. (“Gritstone” or the “Company”) entered into a Collaboration, Option and License Agreement (the “Collaboration Agreement”) with Gilead Sciences, Inc. (“Gilead”) to research and develop a vaccine-based immunotherapy as part of Gilead’s efforts to find a curative treatment for human immunodeficiency virus (HIV) infection. Pursuant to the terms of the Collaboration Agreement, Gilead will be responsible for conducting a Phase 1 study of a HIV-specific therapeutic vaccine utilizing Gritstone’s technology and paid to Gritstone a $30 million upfront cash payment. In addition, Gilead made a $30 million equity investment in Gritstone. Gritstone also granted Gilead an option to acquire an exclusive license to develop and commercialize the HIV-specific therapeutic vaccine beyond the Phase 1 study (the “Option”). Gritstone will be eligible to receive up to an aggregate of $725 million if the Option is exercised and if certain clinical, regulatory and commercial milestones are achieved, as well as tiered royalties ranging from the mid single-digits to low double-digits on net sales of a therapeutic product utilizing its technology.

The term of the Collaboration Agreement lasts until the last to expire royalty term or earlier termination; provided, that the Collaboration Agreement will expire if the Option is not exercised by the end of the Option term. The License Agreement is terminable by either party for material breach following a 90-day cure period, subject to certain extensions, or by Gilead with 90 days prior written notice for convenience.

The Collaboration Agreement contains, among other provisions, representation and warranties, indemnification obligations, confidentiality, audit and inspection, and information sharing provisions in favor of each party that are customary for an agreement of this nature.

In connection with the Collaboration Agreement, Gritstone and Gilead entered into a Stock Purchase Agreement (the “Purchase Agreement”) on January 29, 2021, pursuant to which the Company issued and sold to Gilead, in an unregistered offering, 1,196,591 shares of common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price of approximately $25.65 per share for aggregate gross proceeds to the Company of $30.0 million (the “Private Placement”). In addition, Gritstone and Gilead entered into a Stockholder Agreement on January 29, 2021 pursuant to which Gritstone granted certain registration rights to Gilead in respect of the shares of Common Stock purchased in the Private Placement and Gilead agreed to certain standstill and market stand-off provisions. The Purchase Agreement contains, among other provisions, representations and warranties, indemnification obligations and confidentiality provisions in favor each party that are customary for an agreement of this nature.

The foregoing summaries of the Collaboration Agreement, Purchase Agreement and Stockholder Agreement are qualified in their entirety by reference to the definitive transaction documents. The Purchase Agreement and Stockholder Agreement are attached hereto as Exhibits 10.1 and 10.2 respectively, and are incorporated herein by reference. The Company anticipates filing the Collaboration Agreement as an exhibit to its Annual Report on Form 10-k for the year ended December 31, 2020.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Common Stock set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The Company issued the Common Stock in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D thereunder. The Company relied on this exemption from registration for private placements based in part on the representations made by Gilead, including the representations with respect to Gilead’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and Gilead’s investment intent. The offer and sale of the Securities have not been registered under the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2021, the Board of Directors of Gritstone appointed James Cho, the Company’s Vice President of Finance as the Company’s Principal Accounting Officer. Mr. Cho has served as the Company’s Vice President of Finance since November 2019. Prior to joining the Company, Mr. Cho served as the Corporate Controller of UNITY Biotechnologies, Inc. from October 2016 until joining Gritstone. Prior to that Mr. Cho served as Corporate Controller of Kodiak Sciences, Inc. from September 2015 until joining UNITY, and in various roles, including Corporate Controller, at KaloBios Pharmaceuticals, Inc. prior to joining Kodiak. Mr. Cho holds a B.S. in accounting from the University of Utah and a M.B.A. from the University of Southern California Marshall School of Business. In addition, the Board appointed Dr. Andrew Allen, the Company’s Chief Executive Officer, as the interim principal financial officer. Dr. Allen has served as the Company’s President and Chief Executive Officer since its founding in August 2015.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated January 29, 2021*

10.2	Stockholder Agreement, dated January 29, 2021*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRITSTONE ONCOLOGY, INC.

Date: February 1, 2021	By:	/s/ Andrew Allen
Andrew Allen
President and Chief Executive Officer